Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact:	Prudential Financial, Inc.
June 16, 2016		Scot Hoffman, 973-802-2924
scot.hoffman@prudential.com

Prudential Announces Pricing Terms of Tender Offer for Certain

Outstanding Debt Securities

NEWARK, N.J. – Prudential Financial, Inc. (the “Company”) (NYSE: PRU) announced today the pricing terms of its previously announced cash tender offer (the “Tender Offer”) for up to $500 million aggregate principal amount (the “Maximum Tender Offer Amount”) of its 6.100% Medium-Term Notes, Series D, due 2017 (the “6.100% 2017 Notes”), 6.000% Medium-Term Notes, Series D, due 2017 (the “6.000% 2017 Notes”), 2.300% Medium-Term Notes, Series D, due 2018 (the “2018 Notes”), and 7.375% Medium-Term Notes, Series D, due 2019 (the “2019 Notes,” and collectively, the “Notes”). The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 2, 2016, and the related Letter of Transmittal (as they may be amended or supplemented, the “Tender Offer Documents”).

In accordance with the terms of the Tender Offer, the withdrawal deadline was 5 p.m., New York City time, on June 15, 2016. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

The Total Consideration (as defined in the Tender Offer Documents) for each series of Notes is based on the applicable reference yield plus the applicable fixed spread, in each case as set forth in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes at or prior to 5 p.m., New York City time, on June 15, 2016 (the “Early Tender Deadline”) and whose Notes are accepted for purchase by the Company. The reference yields listed in the table were determined at 2 p.m., New York City time, today, June 16, 2016 by the Dealer Managers for the Tender Offer (identified below) upon the terms and subject to the conditions set forth in the Tender Offer Documents. The Total Consideration for each series of Notes includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase by the Company (the “Early Tender Payment”).

In addition to the Total Consideration, all holders of Notes accepted for purchase will also receive accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date (as described below).

Title of Notes	CUSIP Number	Acceptance Priority Level	Reference U.S. Treasury Security	U.S. Treasury Reference Yield	Fixed Spread (bps)	Total Consideration(1)	Principal Amount Accepted
6.100% Medium-Term Notes, Series D, due 2017	74432QAY1	1	0.875% UST due 5/31/18	0.685%	+0	$1,053.57	$141,175,500
6.000% Medium-Term Notes, Series D, due 2017	74432QBC8	2	0.875% UST due 5/31/18	0.685%	+20	$1,073.81	$358,826,000	(2)
2.300% Medium-Term Notes, Series D, due 2018	74432QBW4	3	0.875% UST due 5/31/18	0.685%	+50	$1,023.71	$0
7.375% Medium-Term Notes, Series D, due 2019	74432QBG9	4	0.875% UST due 5/15/19	0.801%	+100	$1,161.78	$0

(1)	Per $1,000 principal amount of Notes accepted for purchase. The Total Consideration includes the Early Tender Payment.
(2)	This amount reflects the Company’s election to accept for purchase an additional amount of 6.000% 2017 Notes not exceeding 2% of the outstanding 6.000% 2017 Notes.

Upon the terms and subject to the conditions of the Tender Offer, including the Acceptance Priority Levels and proration, and in accordance with applicable law, the Company will accept for purchase Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline such that the aggregate principal amount of such Notes does not exceed the Maximum Tender Offer Amount, plus, with respect to the 6.000% 2017 Notes accepted for purchase, an aggregate principal amount not exceeding two percent of the outstanding principal amount of the 6.000% 2017 Notes. The settlement date for the Notes accepted for purchase by the Company in connection with the Early Tender Deadline (the “Early Settlement Date”) is currently expected to be June 17, 2016.

Because the aggregate principal amount of the 6.100% 2017 Notes and the 6.000% 2017 Notes (respectively, the first and second Acceptance Priority Levels) validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeded the Maximum Tender Offer Amount, the Company will accept for purchase (i) all such 6.100% 2017 Notes, (ii) 6.000% 2017 Notes subject to proration at a proration factor of approximately 80.7%, and (iii) none of the 2018 Notes or the 2019 Notes. Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Tender Offer.

Although the Tender Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of June 29, 2016, because Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeded the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Deadline.

The Company has retained Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC as Dealer Managers. Global Bondholder Services Corporation is the Tender and

Information Agent. For additional information regarding the terms of the tender offer, please contact: Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or UBS Securities LLC at (888) 719-4210 (toll free) or (203) 719-4210 (collect). Requests for the Tender Offer Documents and questions regarding the tendering of securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all others toll-free) or +001 (212) 430-3774 (international), by email at contact@gbsc-usa.com or to the Dealer Managers at their respective telephone numbers. The Tender Offer Documents are also available at http://www.gbsc-usa.com/Prudential/.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Tender Offer Documents and only in such jurisdictions as is permitted under applicable law.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with more than $1 trillion of assets under management as of March 31, 2016, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit www.news.prudential.com.

Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets; (2) the availability and cost of additional debt or equity capital or external financing for our operations; (3) interest rate fluctuations or prolonged periods of low interest rates; (4) the degree to which we choose not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies we do implement; (5) any inability to access our credit facility; (6) reestimates of our reserves for future policy benefits and claims; (7) differences between actual experience regarding mortality, morbidity, persistency, utilization, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (8) changes in our assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (9) changes in assumptions for our pension and other postretirement benefit plans; (10) changes in our financial strength or credit ratings; (11) statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX and Guideline AXXX; (12) investment losses, defaults and counterparty non-performance; (13) competition in our product lines and for personnel; (14) difficulties in marketing and distributing products through current or future distribution channels; (15) changes in tax law; (16) economic, political, currency and other risks relating to our international operations; (17) fluctuations in foreign currency exchange rates and foreign securities markets; (18) regulatory or legislative changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the U.S. Department of Labor’s fiduciary rules; (19) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (20) adverse determinations in litigation or regulatory matters, and our exposure to contingent liabilities, including related to the remediation of certain securities lending activities administered by the Company; (21) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (22) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (23) possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings; (24) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (25) changes in statutory or U.S. GAAP accounting principles, practices or policies; and (26) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.